The Business Dynamics Of Global Energy Deregulation George Backus Policy Assessment Corporation Denver, Colorado Telephone: 303-467-3566 Perot Systems Corporation

OBJECTIVES OF MEETING Focus on US Who will be winners and losers (What is the changing shape of the world? -- inevitable and probable outcomes.) Understanding the opportunities, threats and events -- and how to guide them profitably. What is the new market structure and the required corporate structure to accommodate it? What would be the executive focus/interest during the transition. Teaming opportunities.

PAC/SSI Energy Simulation Experience Carter Administration Deregulation Through Present DOE Policy (FOSSIL2/IDEAS) US EPA GHG Policy Impacts South America (Old and New) Canadian National Energy Planning Model Eastern Europe Transition Planning European Union Energy and Environment (UK Deregulation) 12 NA Utilities Deregulation Study Used in 40 States and Provinces (Oil, gas, electric - energy suppliers, regulators)

Model Capabilities All gas and electric suppliers in North America. Endogenous macroeconomic dynamics. All fuel end-use demand and supply. Electric and gas transmission system. Bankruptcies, mergers, acquisitions, takeovers. Deregulation dynamics. Transition gaming (Unique PSC position). HYPERSENS (Confidence and strategy).

Deregulation Dynamics Discovered while in UK. (Verified 1986 US work.) Repeatable process globally. Tested against Australia, South America, US. Tested with US: approx. 1000 commission and utility staff/management. Checked against 2000 other industries world-wide. Corroborated with PSC (Paul Gribik)

Dynamic Phases of Deregulation Transition Control Massive Market Deregulation System Divestiture Market Gaming Reregulation Massive Consolidation (5-6 Years: Start to Finish)

Today's Top Electric Companies (GWH) 1. Enron 2. Southern Company Services 3. Tennessee Valley Authority 4. American Electric Power 5. Entergy 6. Texas Utilities 7. Commonwealth Edison 8. Florida Power and Light 9. Bonneville Power 10. Duke Energy 11. Southern California Edison 12. Pacific Gas and Electric 13. Virginia Electric Power 14. Houston Light and Power

Tomorrow's Top Survivor Companies 1. Southern Company Services (99%+)* 2. Enron (95%) 3. PacifiCorp (30%) 4. Cinergy (30%),Williams Cos.(?) 5. Houston Light and Power (25%) end of high probability list .... niche players.... * Probability of being in top 5.

PROFILES OF SURVIVORS Aggressive with no defense. Fast and relentless sorties. Have a plan for a defined market. Assume no constants, only change. Intends to be one of top five. National or global focus. Hoard cash not markets. Dis-integrated and re-integrated.

Those that could be US winners Duke Power, American Electric Power (requires cultural change) National Power (UK), Scottish Power (UK), (requires US confidant) US Generation, TransAlta, AES (requires expansion outside of comfort level) M&A Banks (requires pre-planned effort) Strong Encompassing Alliances; example: NCE/MP/MtP, BPA/Muni/IdP (requires orchestrator)

Defining US Losers Defensive positions. Wait and see complacency. Slow to move, slow to change. Born in bad geography. _________________________ AEP PG&E DUKE COMED UtiliCorp

US End Phase Phenomena Distribution (with transmission) will not consolidate in this deregulation. Gas and oil energy companies are only remaining sinks. Vertical re-integration occurs. Gas and electric markets combine as THE financial hedge. National Grid Company

Examples Dear to PSC Edison International Energy Pacific Enron Houston Industries CSW Louisville Gas and Electric Duke Power Southern Companies Texas Utilities Entergy California in general Northeast in general Texas in General

Global Winners* 1. Edison International 2. Endesa (ES) 3. AES 4. National Power or Power Gen 5. Southern Company 6. Enron 7. Entergy 8. Could be British Petroleum, British Gas, Royal Dutch Shell or Coastal *Not verified by simulation

Considerations Global Climate Change Legislation Old coal brings bankruptcy Timing of International Deregulation Need to move just ahead of curve Technology Dynamics Distributed Generation, GCC over-building Global versus US Top US winners are also global, but some losers could be global winners.

PSC/PAC/SSI Relationship Our primary cost is labor. Options based on cost. 1. Maintain model (small up-front $ for training, basic support, and documentation). 2. Standard fee for generic model (plus added costs for modifications). 3. A new model could be PSC's but clear distinction of later variations is impossible. If unique PSC model, high PSC maintenance costs plus loss of benefits of client-base improvements.

Business Opportunities Optimization Gaming. Determine Market Size and Expansion Areas. Guide or Exploit Market Volatility. Find Non-Competitive, Transient Players. Determine Strategies and Market Structure. Determine IT Needs and Real-Time Decision Loads. Merger And Acquisition Determination/Support. Determine Bidding and Tactical Strategies Across Multiple Markets. Anticipate New Rules And Changes. Expand Existing PAC/SSI Relationships and Projects With Energy Company Executives.